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                                                                       EXHIBIT 2


                                 April 26, 2000



Board of Directors
Sage Life Assurance of America, Inc.
300 Atlantic Street
Stamford, CT 06901

To The Board Of Directors:

     In my capacity as Vice President, Legal and Compliance of Sage Life Assurance of America, Inc. (the "Company"), a Delaware corporation, I have supervised the preparation of Post-Effective Amendment No. 1 to the registration statement for certain modified single payment combination fixed and variable life insurance contracts ("Contracts") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

     I am of the following opinion:

     1. The Company has been duly organized under the laws of the State of Delaware and is a validly existing corporation.

     2. The variable life insurance contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

     3. The Account is duly created and validly existing as separate accounts of the Company pursuant to Delaware law.

     4. The assets held in the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

     In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.
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Board of Directors
April 26, 2000
Page 2




     I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the Statement of Additional Information contained in said registration statement.



                                            Very truly yours,

                                            /s/ James F. Bronsdon
                                            --------------------------------
                                            James F. Bronsdon
                                            Legal and Compliance